MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (the "Agreement"), dated for identification purposes as of November 10, 2005, is entered into by and between Composite Technology Corporation, a Nevada corporation, the debtor and debtor in possession ("Debtor") and Benton H Wilcoxon ("Wilcoxon") on the one hand, and Acquvest, Inc., a New York corporation ("Acquvest"), Paul R. Koch ("Paul Koch"), Victoria Koch and Patricia Manolis on the other hand. The Debtor and Wilcoxon are collectively referred to herein as the "Debtor Parties". Acquvest, Paul Koch, Victora Koch and Patricia Manolis are collectively referred to herein as the "Acquvest Parties". The Debtor Parties and the Acquvest are collectively referred to herein as the "Parties".

I. RECITALS

1. The Debtor filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on May 5, 2005 ("Petition Date") in the United States Bankruptcy Court, Central District of California, Santa Ana Division ("Bankruptcy Court"). The Debtor is continuing in the operation and management of its business pursuant to Bankruptcy Code Sections 1107 and 1108.

2. The Court confirmed the Debtor's Third Amended Chapter 11 Plan of Reorganization ("Plan") on October 31, 2005. The Debtor's Plan provides for payment of allowed subordinated securities claims in stock pursuant to Bankruptcy Code Section 1145 on the effective date.

3. Prior to the Petition Date, a business relationship existed between the Debtor Parties and the Acquvest Parties. Disputes arose between them, some of which resulted in litigation.

4. October 16, 2003, the Debtor filed the suit entitled Composite Technology Corporation v. Acquvest Inc.; Paul Koch; Victoria Koch; Patricia Manolis and Michael Tarbox and Related Cross Action, Orange County Superior Court Case No. 03-CC 12640 ("Acquvest Action"). In the Acquvest Action, the Debtor alleged causes of action for declaratory relief, breach of contract, fraudulent inducement, rescission and economic duress arising out of certain subscription and related agreements among the Debtor and the Acquvest Parties (the "Acquvest Agreements").

5. Acquvest, Paul Koch, and Patricia Manolis filed a cross-complaint in the Acquvest Action on September 16, 2004, which they amended per stipulation on December 17, 2004.

6. The Acquvest Parties have filed proofs of claim and proofs of interest in the Debtor's bankruptcy case (collectively, the "Acquvest Claims") which are disputed by the Debtor.

II. AGREEMENT

WHEREFORE, the Parties agree that it is in their mutual best interests to resolve any and all disputes regarding the Acquvest Action and the Acquvest Claims and in consideration of the promises, the mutual obligations and undertakings set forth hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and which agreement was stated on the Record at the hearing on October 31, 2005, and approved by Bankruptcy Court, the Parties hereto agree as follows:

1. Recital of Facts. The recitals of facts set forth herein are incorporated herein for context and background information and are intended to reflect a composite of divergent positions of the Parties hereto and are not to be taken as concessions, admissions, or used as evidence for any purpose either for or against the interest of any of the Parties hereto.

2. Release of Claims by Acquvest Parties. Except as otherwise expressly stated or reserved in the Plan and Confirmation Order, the Acquvest Parties and their respective parents and subsidiaries and their officers, directors, agents, employees, attorneys or representatives, and their predecessors and successors, in law or in equity (collectively, the "Acquvest Settling Parties"), hereby release and forever discharge the Debtor and the Estate and their officers, including but not limited to Benton H Wilcoxon and C. William Arrington (individually and in their official capacities), their directors, agents, employees, attorneys or representatives, and their predecessors and successors, in law or in equity (collectively, the "Debtor Settling Parties"), from any and all claims, demands, causes of action, obligations, damages, liabilities, which the Acquvest Settling Parties might or could assert against the Debtor Settling Parties which arise out of, are connected with, or are incidental to any claims, demands, or causes of action, which arose in favor of the Acquvest Settling Parties and against the Debtor Parties prior to the date of this Agreement (collectively the "Acquvest Parties Released Claims").

3. Waiver of Section 1542 by the Acquvest Parties. With respect to the claims made the subject of release and discharge pursuant to this Agreement, the Acquvest Settling Parties hereby acknowledge the provisions of California Civil Code section 1542, which states: **A GENERAL**

RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. The Acquvest Settling Parties hereby waive any and all rights which may be conferred upon them by virtue of Civil Code section 1542 or any similar provision or body of law. In this regard, Acquvest Settling Parties acknowledge that facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter of the Acquvest Parties Released Claims and that this release will remain fully enforceable notwithstanding such discovery.

4. Release of Claims by Debtor Parties. Except as otherwise expressly stated or reserved in the Plan and Confirmation Order, the Debtor Settling Parties hereby release and forever discharge the Acquvest Settling Parties from any and all claims, demands, causes of action, obligations, damages, and liabilities which the Debtor Settling Parties might or could assert against the Acquvest Settling Parties which arise out of, are connected with, or are incidental to any claims, demands, or causes of action, which arose in favor of the Debtor Settling Parties and against the Acquvest Settling Parties prior to the date of this Agreement (collectively the "Debtor Parties Released Claims").

5. Waiver of Section 1542 by the Debtor. With respect to the claims made the subject of release and discharge pursuant to this Agreement, the Debtor Settling Parties hereby acknowledge the provisions of California Civil Code section 1542, which states: **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.** The Debtor Settling Parties hereby waive any and all rights which may be conferred upon them by virtue of Civil Code section 1542 or any similar provision or body of law. In this regard, the Debtor Settling Parties acknowledge that facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter of the Debtor Parties Released Claims and that this release will remain fully enforceable notwithstanding such discovery.

6. Reservation of Liability for Tarbox Claims. Notwithstanding the foregoing releases or the settlement between the Parties approved by the Court, the Court has ruled that it will conduct an evidentiary hearing on the issue of whether the Parties intended for Michael Tarbox's claims or interests against the Estate, Debtor, and/or the Debtor Settling Parties, if any, including without limitation the pending civil action by Tarbox against the Debtor in the Orange County Superior Court (Case No. 04CC10345), to be included as part of the settlement and to be the responsibility of the Acquvest Settling Parties.

7. Consultation with Counsel. All Parties hereto acknowledge and represent that they have consulted with legal counsel before entering into this mutual release and executing this Agreement. The Parties, and each of them, understand the meaning of this Agreement and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to the release of unknown and unsuspected claims, demands, and causes of action. All Parties acknowledge that they are executing and delivering this Agreement after having received from legal counsel of their own choosing legal advice as to their respective rights hereunder and the legal effect hereof.

8. Reliance. Except as set forth herein, the Parties hereto acknowledge that they have relied solely upon their own judgment, belief and knowledge of the existence, nature and extent of each claim, demand, or cause of action that each party may have against the other, and that each such party has not been influenced to any extent in entering into this Agreement by any representation or statement regarding any such claim, demand, or cause of action made by any other party hereto.

9. Attorneys' Fees and Costs. All Parties hereto shall bear their own attorneys' fees, expenses, and costs incurred in connection with the disputes between the Parties hereto, the Acquvest Action, the Tarbox Claims, and in the preparation of this Agreement. In the event of any action or proceeding brought by either party against the other to enforce or interpret this Agreement, the prevailing party shall be entitled to recover for the attorneys' fees and costs in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable.

10. Dismissal of Acquvest Action. The Parties shall dismiss the Acquvest Action as to each other with prejudice within five days after all parties have signed this Agreement, but in no event later

than two court days after the settlement consideration has been delivered to the Acquvest Settling Parties, either directly or to their counsel.

11. Execution of Additional Documents. The Parties agree that they will execute any and all additional documents and take all additional steps which may be necessary or convenient to consummate this settlement and release, and accomplish the purposes thereof.

12. Authority to Sign. Each individual executing this Agreement on behalf of a corporation, partnership, or other entity represents that he or she is duly authorized to execute and deliver this Agreement on behalf of the corporation, partnership, or entity and agrees to deliver evidence of his or her authority and power if requested by the other party.

13. Counterparts. This Agreement may be executed in any number of original, fax, or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, as a defense to the formation of a contract.

14. Ownership of Claims. Each of the Parties to this Agreement expressly warrants and represents that it is the sole and lawful owner of all right, title, and interest in and to every claim and other matter which it purports to release herein, and it has not assigned or transferred, or purported to assign or transfer to any person or entity any claims or other matters herein released.

15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective Parties and their heirs, executors, administrators, agents, representatives, successors and assigns.

16. Governing Law. This Agreement is to be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and where state law is implicated, the laws of the State of California shall govern.

17. Jurisdiction of the Bankruptcy Court. Should any dispute arise regarding this Agreement, the Bankruptcy Court shall have exclusive jurisdiction to determine the same.

18. Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

19. No Third Party Beneficiaries. This Agreement is made by the Parties solely for the benefit of themselves and the other persons and entities affiliated with one or more Parties who are described in this Agreement. No other person or entity may claim any rights or benefits under this Agreement, and no third party benefits are conferred by or arise from the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

COMPOSITE TECHNOLOGY CORPORATION,
a Nevada corporation

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Benton H Wilcoxon,
Chief Executive Officer

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Benton H Wilcoxon, Individually

ACQUVEST, INC.,
a New York corporation

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By:
Its:

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Paul R. Koch, Individually

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Victoria Koch, Individually

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Patricia Manolis, Individually